UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 16, 2024
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TARSUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15440 Laguna Canyon Road, Suite 160
Irvine, CA 92618
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (949) 418-1801
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement

On December 16, 2024, Tarsus Pharmaceuticals, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Spectrum Terrace III LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease approximately 59,626 square feet of office space located at 17700 Laguna Canyon Road, Irvine, California (the “Premises”). The Company intends to relocate its corporate headquarters to the Premises.

The term of the Lease is 120 months (the “Term”), to commence the earlier of (a) 11 months following the date of the Lease and (b) the date Company commences its regular business activities within the Premises (the “Commencement Date”) following completion of tenant improvements. The monthly base rent due under the Lease initially shall be $211,672.30 during the first year and is scheduled to increase by approximately 3% per annum for each subsequent year of the term. The Company is entitled to an abatement of base rent for the first five full calendar months of the Term in an aggregate amount of approximately $656,756. The Lease also provides for a construction allowance (the “Allowance”) not to exceed approximately $6 million to be applied to the construction costs of the Premises. The Allowance must be used on or before the one-year anniversary of the Commencement Date or will be deemed forfeited with no further obligation by the Landlord.

In connection with its entry into the Lease and as a security deposit, the Company has provided the Landlord a letter of credit in the amount of approximately $2.56 million. Provided that no default has occurred, and Company meets certain financial milestones for certain time periods, the security deposit will subsequently be reduced.

The foregoing summary of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which the Company intends to file with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date:	December 19, 2024	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer and Chief Strategy Officer
(Principal Financial Officer and Principal Accounting Officer)